UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2011

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

(858) 997-6740
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2011, White River Capital, Inc. (“White River”) entered into a Stock Award Agreement under White River’s 2005 Stock Incentive Plan (the “Plan”) with Martin J. Szumski, the Chief Financial Officer and Senior Vice President of White River.

Pursuant to the Stock Award Agreement, White River granted to Mr. Szumski on the date of grant, which was March 18, 2011, 10,000 shares of common stock, without par value, of White River (the “Shares”) as a restricted stock award.  The Shares will vest in three installments as follows: 3,333 Shares will vest on December 31, 2011; 3,333 Shares will vest on December 31, 2012; and 3,334 Shares will vest on December 31, 2013.  Notwithstanding the foregoing, upon the occurrence of a “Vesting Event” (as defined in the Plan), Mr. Szumski will become 100% vested in any outstanding unvested Shares.  For purposes of the Plan, “Vesting Event” generally means (1) the occurrence of a change in control of White River, or (2) the termination of a participant’s service to White River (other than for cause or other reasons or conditions specified in an award agreement as conditions that would prevent a Vesting Event from occurring on or after termination) following the approval by White River’s shareholders of any matter, plan, or transaction which would result in a change in control of White River.  Additionally, Mr. Szumski will cease vesting in the Shares, and forefeit any unvested Shares, upon a termination of his employment with White River.  Mr. Szumski is not entitled to vote, or receive dividends on, unvested Shares.  The Stock Award Agreement is subject to all of the terms and conditions of the Plan, a copy of which is filed as Exhibit 4.4 to White River’s Form S-8 (File No. 333-130187) filed with the Securities and Exchange Commission on December 7, 2005.

The foregoing description of the Stock Award Agreement is qualified in its entirety by reference to the complete terms and conditions of the Stock Award Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Stock Award Agreement dated March 18, 2011 by and between Martin J. Szumski and White River Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 23, 2011	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
	Name:	Martin J. Szumski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Stock Award Agreement dated March 18, 2011 by and between Martin J. Szumski and White River Capital, Inc.